POWER OF ATTORNEY

for Executing Forms 3, 4 and 5 and

Schedules 13G and 13D

KNOW ALL MEN BY THESE PRESENTS, that the undersigned

hereby constitutes and appoints David A. Knight,

William B. Keisler and Todd C. Ferguson the

undersigned's true and lawful attorneys-in-fact to:

(1) execute, for and on behalf of the undersigned,

any one or more Forms 3, 4, and 5 in accordance with

Section 16(a) of the Securities and Exchange Act of 1934,

as amended (the "34 Act"), and the rules thereunder; and

Schedules 13G and 13D in accordance with Section 13 of

The 34 Act and the rules thereunder;

(2) do and perform any and all acts, for and on behalf

of the undersigned, that may be necessary or desirable

to complete the execution of any such Form 3, 4 or 5 or

Schedules 13G and 13D, and the timely filing of such

forms and schedules with the United States Securities

and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in

connection with the foregoing that, in the opinion of

any such attorney-in-fact, may be of benefit to, in

the best interest of, or legally required by, the

undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the

undersigned, pursuant to this Power of Attorney shall

be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve in

his discretion.

The undersigned hereby grants to the foregoing

attorneys-in-fact full power and authority to do and

perform all and every act and thing whatsoever requisite,

necessary, and proper to be done in the exercise of any

of the rights and powers herein granted, as fully to all

intents and purposes as such attorneys-in-fact might or

could do if personally present, with full power of

substitution or revocation, hereby ratifying and

confirming all that such attorneys-in-fact, or their

substitutes, shall lawfully do or cause to be done by

virtue of this Power of Attorney and the rights and

powers herein granted.  The undersigned acknowledges that

the foregoing attorneys-in-fact, in serving in such

capacity at the request of the undersigned, are not

assuming any of the undersigned's responsibilities to

comply with Sections 13 and 16 of the Securities and

Exchange Act of 1934, as amended, or other applicable

Securities laws or rules.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 28th day of April,

2003.

Stephens Vascular Preferred, LLC

By: Stephens Group, Inc., Managing Member

By: /s/ David A. Knight

Vice President

David A. Knight

Printed Name